Exhibit 10.17

WEINGARTEN REALTY INVESTORS DEFERRED COMPENSATION PLAN

WEINGARTEN REALTY INVESTORS DEFERRED COMPENSATION PLAN

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Article I - Definitions		2
1.1	Account	2
1.2	Administrator	2
1.3	Board	2
1.4	Bonus	2
1.5	Code	2
1.6	Compensation	2
1.7	Deferrals	2
1.8	Deferral Election	2
1.9	Disability	2
1.10	Effective Date	2
1.11	Eligible Employee	2
1.12	Employee	2
1.13	Investment Fund or Funds	2
1.14	Participant	2
1.15	Plan Year	3
1.16	Retirement	3
1.17	Salary	3
1.18	Trust	3
1.19	Trustee	3
1.20	Unforeseeable Financial Emergency	3
Article II - Participation		4
2.1	Commencement of Participation	4
2.2	Change in Eligible Employee Status	4
Article III - Contributions		5
3.1	Employer Deferrals	5
3.2	Time of Contributions	6
3.3	Form of Contributions	6
Article IV - Vesting		7
4.1	Vesting of Deferrals	7
Article V - Accounts		8
5.1	Bookkeeping Accounts	8
5.2	Adjustment and Crediting of Accounts.	8
5.3	Investment of Trust Assets	8
Article VI - Distributions		10

6.1	Distribution Election	10
6.2	Payment Options	10
6.3	Commencement of Payment upon Death, Disability or Termination	10
6.3	Minimum Distribution	11
Article VII - Beneficiaries		12
7.1	Beneficiaries	12
7.2	Change of Beneficiary Designation	12
7.3	Determination of Beneficiary.	12
7.4	Lost Beneficiary.	12
Article VIII - Funding		14
8.1	Prohibition Against Funding	14
8.2	Deposits in Trust	14
8.3	Withholding of Employee Contributions	14
Article IX - Claims Administration		15
9.1	General	15
9.2	Claim Review	15
9.3	Right of Appeal	15
9.4	Review of Appeal	15
9.5	Designation	15
Article X - General Provisions		16
10.1	Administrator	16
10.2	No Assignment	16
10.3	No Employment Rights	16
10.4	Incompetence	17
10.5	Identity	17
10.6	Other Benefits	17
10.7	No Liability	17
10.8	Expenses	17
10.9	Insolvency	17
10.10	Amendment and Termination	17
10.11	Employer Determinations	18
10.12	Construction	18
10.13	Governing Law	18
10.14	Severability	18
10.15	Headings	18
10.16	Terms	18

WEINGARTEN REALTY INVESTORS DEFERRED COMPENSATION PLAN

RECITALS

Weingarten Realty Investors (“Employer”), a Texas Real Estate Investment Trust, previously adopted the Weingarten Realty Investors Deferred Compensation Plan (“Plan”) for the purpose of attracting and retaining a select group of management or highly compensated employees.

The Plan is an unfunded arrangement established and maintained primarily for the benefit of a select group of management or highly compensated employees and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.

The Plan previously provided both a deferred compensation benefit and a supplemental executive retirement benefit.

NOW THEREFORE, the Employer hereby amends and restates the Plan as a separate and independent plan, effective September 1, 2002, which shall provide eligible employees with a deferred compensation benefit.

Article I - Definitions

1.1	Account. The bookkeeping account established for each Participant as provided in section 5.1 hereof.

1.2
Administrator. The individual serving as the Director of Human Resources for the Employer or such other person duly authorized by the Executive Committee of the Board of Managers. The Administrator shall be the agent for the Employer with respect to the Trust.

1.3	Board. The Board of Trust Managers of the Employer.

1.4
Bonus. Compensation which is designated as a bonus by the Employer and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401 (k) or cafeteria plan under Code Section 125.

1.5	Code. The Internal Revenue Code of 1986, as amended.

1.6	Compensation. The Participant's earned income, including Salary, Bonus and other remuneration from the Employer.

1.7	Deferrals. The portion of Compensation that a Participant elects to defer in accordance with section 3.1 hereof.

1.8	Deferral Election. The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

1.9	Disability. As defined by the Weingarten Realty Investors Long Term Disability Plan.

1.10	Effective Date. The Effective Date of this Restatement shall be September 1, 2002. The Plan was previously restated effective December 1, 1999.

1.11	Eligible Employee. An Employee shall be considered an Eligible Employee if such Employee is designated as an Eligible Employee by the Employer.

1.12	Employee. Any person employed by the Employer.

1.13
Investment Fund or Funds. Each deemed investment which serves as a means to measure value, increases or decreases with respect to a Participant's Accounts, which may be made designated, from time to time, by the Employer.

1.14	Participant. An Eligible Employee who is a Participant as provided in Article II.

1.15	Plan Year. January 1, through December 31.

1.16	Retirement. Retirement means a Participant has retired from the employ of the Employer (i) on or after age 65 or (ii) with the consent of the Administrator, on or after age 55.

1.17
Salary. An Eligible Employee's base salary rate or rates in effect at any time during a Plan year, including any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401 (k) or cafeteria plan under Code Section 125.

1.18
Trust. The agreement or agreements between the Employer and the Trustee under which the assets of the Plan are held, administered and managed. Participants shall have no right or claim to Trust assets set aside to fund benefits under this Plan, which shall remain the general assets of the Employer.

1.19	Trustee. The entity or individual designated from time to time by the Board to serve as trustee in accordance with the terms of the Plan.

1.20
Unforeseeable Financial Emergency. Means an unexpected need of a Participant for cash that (i) arises from an illness, casualty loss, sudden financial reversal or such other unforeseeable occurrence that is caused by an even beyond the control of such Participant, (ii) would result in severe financial hardship to such Participant if his compensation deferral election was not cancelled pursuant to Section 3.1(h), and (iii) is not reasonably satisfied from other resources of such Participant. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency.

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Article II -   Participation

2.1
Commencement of Participation. Each Eligible Employee shall become a Participant on the date his or her Deferral Election first becomes effective. Prior to participation in the Plan, each Participant shall be required to designate on a Deferral Election the form and timing of the distribution of his or her Accounts.

2.2	Change in Eligible Employee Status.

(a)
A participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee.

(b)	Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in Article VI.

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Article III -    Contributions

3.1	Employee Deferrals.

(a)
The Employer shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Deferral Election for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in Article VI, and shall reduce such Participant's Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article VIII.

(b)
Each Eligible Employee shall deliver a Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be void with respect to any Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

(c)
The Deferral Election shall, subject to the limitations set forth in section 3.1 hereof, designate the amount of Compensation deferred by each Participant, the subaccount, if any, as set forth in subsection (e), below, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below.

(d)
A Participant may amend his or her Deferral Election from time to time; provided, however, that any amendment to the amount of a Participant's Deferrals shall comply with the provisions of subsection (b), above.

(e)	A Participant may direct his or her Deferral to be credited to one or more subaccounts as may be established, as provided in Article V, by the Participant at the time of the Deferral Election.

(f)	The minimum amount that may be deferred each Plan Year is five thousand dollars ($5,000).

(g)	The maximum amount that may be deferred each Plan Year shall be established by the Administrator from time to time.

(h)
For each payroll period, the Employer shall withhold from that portion of a Participant’s Compensation that is not deferred hereunder, such Participant’s share of taxes under the Federal Insurance Contributions Act (“FICA”) and other applicable taxes that are required to be withheld with respect to (1) Deferrals, and (2) Employer Contributions as they vest and become subject to FICA taxes and other withholding (collectively, “Withholding Requirements”). To the extent that there is insufficient remaining cash Compensation to satisfy all applicable Withholding Requirements as they come due, the Employer reserves the right to reduce a Participant’s Deferrals to the extent necessary to satisfy such Withholding Requirements. In the event there is insufficient cash Compensation to satisfy all applicable Withholding Requirements as they come due, even after reducing a Participant’s Deferrals, such Participant shall be obligated to remit payment to the Employer, in such form as is acceptable to the Employer, sufficient to satisfy any remaining Withholding Requirements.

(i)
In the event of an Unforeseeable Financial Emergency a Participant may, with the written consent of the Administrator, terminate future participation by filing with the Administrator a written request to so terminate participation. Upon termination of participation, no further reductions shall be made in the Participant's base Salary or Bonus pursuant to the Deferral Agreement. Such a hardship termination will not make the Participant ineligible to participate in future Plan Years.

3.2
Time of Contributions. Deferrals shall be transferred to the Trust as soon as administratively feasible following the close of each month. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

3.3	Form of Contributions. All Deferrals to the Trust shall be made in the form of cash or cash equivalents of US currency.

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Article IV -   Vesting

4.1	Vesting of Deferrals.A Participant shall have a 100% vested right to the portion of his or her Account attributable to Deferrals and any earnings on the deemed investment of such Deferrals.

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Article V -   Accounts

5.1
Bookkeeping Accounts. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a), (b), or (c), below, as elected by the Participant pursuant to Article III.

(a)	A Retirement Account shall be established for each Participant.

(b)
One or more Education Accounts shall be established for each Participant in the name of a "Student" in accordance with the Participant’s Deferral Election. For purposes of this Article, Student shall mean a child, grandchild, niece or nephew of the Participant that has not yet attained the age of fifteen (15) at the time the account is initially established. A Participant may have a maximum of five (5) education subaccounts at any time.

(c)
One or more Fixed Period Accounts shall be established in accordance with the Participant’s Deferral Election. The Participant must designate the year of distribution at the time the account is initially established. The minimum initial deferral period for each subaccount shall be three (3) years. A Participant may have a maximum of five (5) fixed period subaccounts at any time.

5.2	Adjustment and Crediting of Accounts.

(a)
The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, distributions, deemed investment experience of the Participant’s Investment Fund selections and any other appropriate adjustments. Such adjustments shall be made as is administratively necessary in the discretion of the Administrator.

(b)
The deemed investment experience credited to a Participant’s Account shall be determined on a periodic basis according to the earnings and losses of the Investment Fund selections made by the Participant pursuant to his or her Deferral Election. The earning and losses will be determined as if the amount credited to the Participant Account were actually invested in the Investment Fund selected. Participants may select one or more of the Investment Funds designated by the Administrator in whole percentages of the applicable Account balance. A Participant may change his or her selection of Investment Funds at any time. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant or such other means as the Administrator may approve.

5.3
Investment of Trust Assets. Deferrals hereunder may, in the sole discretion of the Employer, be set aside in a Trust in order to facilitate the payments of benefits under this Plan. Any such Trust assets may be invested in an Investment Fund but are not required to be invested in individual accounts mirroring the bookkeeping Accounts established in Section 5.1. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Under no circumstances shall any Participant have any preferential or secured right to or interest in any assets of such Trust, and the rights of each Participant (and if applicable, any beneficiary) shall remain that of a general creditor.

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Article VI -   Distributions

6.1
Distribution Election. Distribution of the value of a Participant’s Accounts shall be made in accordance with his or her election which indicates the Participant’s choice with respect to the form and timing of his or her distribution among the options available under section 6.2 hereof. Such distribution election must be made in a form approved by the Administrator for that purpose. To be effective, such distribution election must be filed at least 12 months prior to the date the vested portion of the Participant’s Account is to be distributed. In the event the Participant files more than one distribution election, the last effective distribution election shall control. .

6.2	Payment Options.

(a)
Retirement Account distributions shall be payable in one of the following forms: (i) in a lump sum payment; or (ii) in annual installments over a period of up to twenty (20) years (as elected by the Participant). Retirement Account payments shall commence as soon as administratively feasible immediately after the Participant's Retirement, unless the Employer, in its sole discretion shall consent to an amendment or modification to such distribution election and/or a deferral of the commencement date.

(b)
Education Account distributions shall be paid in four annual installments on as soon as administratively feasible after the commencement of the of the calendar year in which the Student reaches age eighteen (18) and the three anniversaries thereof in the following amounts:

Year 1  25% of the account balance
Year 2  33% of the account balance
Year 3  50% of the account balance
Year 4  100% of the account balance

At the election of the Participant, at least 12 months prior to the date payments are to commence from an Education Account in accordance with the foregoing schedule, or in the event of the death of a Student prior to completion of the payments in accordance with the foregoing schedule, a Participant shall be entitled to re-designate any such amounts ( in the case of a Students death only to the extent payable more than twelve months thereafter) to be credited to another Education Account or to his or her Retirement Account or to a Fixed Period Account.

(c)
Fixed Period Account distributions shall be paid in one lump sum payment on January 1 (or as soon as administratively feasible thereafter) of the calendar year selected by the participant on his or her Deferral Election.

6.3	Commencement of Payment upon Death, Disability or Termination.

(a)
Upon the death of a Participant, all amounts credited to his or her Account(s) shall be payable to his or her beneficiary or beneficiaries, in accordance to Section 7.3 below, in one of the following forms: (i) in a lump sum payment; or (ii) in annual installments over a period of up to twenty (20) years (as elected by the Participant). Such payments shall commence as soon as administratively feasible immediately after the Participant's death, in accordance with the Participant’s election, unless the Employer, in its sole discretion shall consent to an amendment or modification to such distribution election and/or a deferral of the commencement date.

(b)
Upon the Disability of a Participant, all amounts credited to his or her Account(s) shall be paid to the Participant, (i) in a lump sum payment; or (ii) in annual installments over a period of up to twenty (20) years (as elected by the Participant). Such payments shall commence as soon as administratively feasible immediately after the Participant's disability, unless the Employer, in its sole discretion shall consent to an amendment or modification to such distribution election and/or a deferral of the commencement date.

(c)
Upon the termination of employment of a Participant for any reason other than Retirement, death or Disability, vested amounts credited to his or her Account(s) shall be payable in one of the following forms: (i) in a lump sum payment; or (ii) in annual installments over a period of up to twenty (20) years (as elected by the Participant). Such payments shall commence as soon as administratively feasible immediately after the Participant's termination of employment, unless the Employer, in its sole discretion shall consent to an amendment or modification to such distribution election and/or a deferral of the commencement date.

6.4
Minimum Distribution. Notwithstanding any provision to the contrary, if the balance of a Participant's Retirement Account at the time of a termination due to Retirement is less than $50,000 (or such other uniform threshold amount established by the Administrator), the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following said termination date. If the balance of a Participant’s Education Account is first scheduled for payment is less than $4,000 (or such other uniform threshold amount established by the Administrator), the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following said commencement date.

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Article VII -   Beneficiaries

7.1
Beneficiaries. Each Participant may from time to time designate one or more persons, entities or his or her estate as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator.

7.2
Change of Beneficiary Designation. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.

7.3	Determination of Beneficiary.

(a)
If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), if the beneficiary does not survive until the final payment is made or if no beneficiary is validly designated, then the amounts payable under this Plan (or any remaining amount, as the case may be) shall be paid to the Participant's designated contingent beneficiary, if any, and, if none, to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this Article, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant).

(b)	If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

(c)	If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(d)
If the Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Employer shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Employer, in good faith and in accordance with this Plan, shall fully discharge the Employer from all further obligations with respect to that payment.

7.4	Lost Beneficiary.

(a)	All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b)
If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid to his/her estate. Any such presumption of death shall be final, conclusive and binding on all parties.

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Article VIII -   Funding

8.1
Prohibition Against Funding. Benefits payable under this Plan shall be paid from the general assets of the Employer, or at the discretion of the Employer, from assets set aside in a trust for deferring the cost of providing the benefits due under this Plan; provided, however, that no person entitled to payment under this Plan shall have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for such payment. The liability for the payment of benefits hereunder shall be evidenced only by this Plan and by the existence of a bookkeeping accounts established and maintained by the Employer for purposes of this Plan. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

8.2
Deposits in Trust. Notwithstanding section 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant and shall remain the general assets of the Employer.

8.3
Withholding of Employee Contributions. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

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Article IX -   Claims Administration

9.1
General. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article. Such consideration and review shall be conducted in a manner designed to comply with section 503 of the Employee Retirement Income Security Act of 1974, as amended.

9.2
Claim Review. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)	the specific reason or reasons for denial of the claim;

(b)	a specific reference to the Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and.

(d)	an explanation of the provisions of this Article.

9.3
Right of Appeal. A claimant who has a claim denied under section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under section 9.2.

9.4
Review of Appeal. Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

9.5	Designation. The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this Article.

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Article X -   General Provisions

10.1	Administrator.

(a)
The Administrator is expressly empowered to limit the amount of compensation that may be deferred; to deposit amounts into Trust(s) in accordance with this Plan; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)	The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)
The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

10.2
No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3
No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4
Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

10.5
Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6
Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7
No Liability. No liability shall attach to or be incurred by any employee of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

10.8	Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

10.9
Insolvency. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall comply with the terms of the Trust.

10.10	Amendment and Termination.

(a)
Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account, or lengthen the time period for a distribution from an established Account. Following such Plan termination, payment of such credited amounts shall be made in a single sum payment.

(b)	A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan pursuant to section (a), above.

10.11
Employer Determinations. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

10.12
Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.13
Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Texas, other than its laws respecting choice of law.

10.14
Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to be maintained solely for a select group of highly compensated or management employees, then the Plan shall be severed with respect to such Employee or Employees who shall be considered to be participating in a separate arrangement.

10.15
Headings. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.16
Entire Agreement. This instrument contains the entire terms of the Plan and supersedes any prior understandings or written documents which have heretofore set forth the terms of the Plan and/or any oral agreements between the Employer and any of the Participants respecting the within subject matter. No modification, amendment, change, or discharge of any term or provision of this Plan shall be valid or binding unless the same is in writing and signed by a duly authorized officer of the Employer.

10.17	Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

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[signature page to follow]

IN WITNESS WHEREOF, WEINGARTEN REALTY INVESTORS has caused this instrument to be executed by its duly authorized officer, effective as of September 1, 2002.

WEINGARTEN REALTY INVESTORS

By:  /s/ Stephen Richter
Name:  Stephen Richter
Title:  Sr. Vice President / CFO

Date: 8-23-02